CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed registration statements on Form S-8 Nos. 33-82756, 33-67090, 33-39186, 33-44042, 33-53944, 33-88914, 33-88912 and 33-65133, Form S-3 No.
33-46173, and Form S-4 Nos. 33-44116 and 33-60847.

/s/ Arthur Andersen LLP
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ARTHUR ANDERSEN LLP

Miami, Florida,
 March 27, 1996.